Third Quarter 2020 Earnings Conference Call Kelly King - Chairman & CEO Daryl Bible - CFO October 15, 2020

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "would," "could" and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) future levels of taxable-equivalent revenue, reported net interest margin, noninterest expense and net charge-offs, (ii) Truist's future liquidity position and access to funding sources, (iii) Truist's projected ability to cover contractual and expected cash outflows including dividends with no cash inflows, (iv) Truist's medium-term performance with respect to return on tangible common equity and efficiency ratios, (v) the amount of expense savings to be realized from the merger and the timing of such realization, (vi) increased investments in digital, marketing, talent and technology, (vii) projections of future dividends, and (vii) goals relating to diversity in Truist's senior leadership, supplier diversity, CRA qualified investments, mortgage loans to LMI and minority borrowers, lending to support growth of small businesses, community development lending, New Markets Tax Credit allocations to the fuel community, and investments in a community development fund to support other CDFIs.

Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding Truist's business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist's actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, Item 1A-Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in Truist's subsequent filings with the Securities and Exchange Commission:

- risks and uncertainties relating to the merger of BB&T and SunTrust ("Merger"), including the ability to successfully integrate the companies or to realize the anticipated benefits of the Merger;
- expenses relating to the Merger and integration of heritage BB&T and heritage SunTrust;
- deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated;
- changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, which could adversely affect Truist's revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity;
- volatility in mortgage production and servicing revenues, and changes in carrying values of Truist's servicing assets and mortgages held for sale due to changes in interest rates;
- management's ability to effectively manage credit risk;
- inability to access short-term funding or liquidity;
- loss of client deposits, which could increase Truist's funding costs;
- changes in Truist's credit ratings, which could increase the cost of funding or limit access to capital markets;
- additional capital and liquidity requirements;
- regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist's business activities, reputational harm, or other adverse consequences;
- risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases;
- failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions;
- risks relating to Truist's role as a servicer of loans, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in Truist's servicing fee, or a breach of Truist's obligations as servicer;
- negative public opinion, which could damage Truist's reputation;
- increased scrutiny regarding Truist's consumer sales practices, training practices, incentive compensation design and governance;
- competition from new or existing competitors, including increased competition from products and services offered by non-bank financial technology companies, may reduce Truist's client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist's businesses or results of operations;
- Truist's ability to introduce new products and services in response to industry trends or developments in technology that achieve market acceptance and regulatory approval;
- Truist's success depends on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements Truist's operations and integration activities could be adversely impacted. This could be exacerbated as Truist continues to integrate the management teams of heritage BB&T and heritage SunTrust, or if the organization is unable to hire and retain qualified personnel;
- legislative, regulatory or accounting changes may adversely affect the businesses in which Truist is engaged;
- evolving regulatory standards, including with respect to capital and liquidity requirements, and results of regulatory examinations, may adversely affect Truist's financial condition and results of operations;
- accounting policies and processes require management to make estimates about matters that are uncertain;
- general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit or asset growth, a deterioration in credit quality or a reduced demand for credit, insurance or other services;
- risk management oversight functions may not identify or address risks adequately;
- unfavorable resolution of legal proceedings or other claims or regulatory or other governmental investigations or inquiries could result in negative publicity, protests, fines, penalties, restrictions on Truist's operations or ability to expand its business or other negative consequences, all of which could cause reputational damage and adversely impact Truist's financial condition and results of operations;
- competitors of Truist may have greater financial resources or develop products that enable them to compete more successfully than Truist and may be subject to different regulatory standards than Truist;
- failure to maintain or enhance Truist's competitive position with respect to technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or are not rolled out in a timely manner or for other reasons, may cause Truist to lose market share or incur additional expense;
- fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect or mitigate;
- operational or communications systems, including systems used by vendors or other external parties, may fail or may be the subject of a breach or cyber-attack that, if successful, could adversely impact Truist's financial condition and results of operations;
- security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist's employees and clients, malware intrusion or data corruption attempts, and identity theft could result in the disclosure of confidential information, adversely affect Truist's business or reputation or create significant legal or financial exposure;
- the COVID-19 pandemic has disrupted the global economy, adversely impacted Truist's financial condition and results of operations, including through increased expenses, reduced fee income and net interest margin and increases in the allowance for credit losses, and continuation of current conditions could worsen these impacts and also adversely affect Truist's capital and liquidity position or cost of capital, impair the ability of borrowers to repay outstanding loans, cause an outflow of deposits, and impair goodwill or other assets;
- natural or other disasters, including acts of terrorism and pandemics, could have an adverse effect on Truist, including a material disruption of Truist's operations or the ability or willingness of clients to access Truist's products and services;
- widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties could adversely impact Truist's financial condition and results of operations; and
- depressed market values for Truist's stock and adverse economic conditions sustained over a period of time may require a write down to goodwill.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements.

TRUIST

2

Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust, Susquehanna, National Penn and Colonial Bank are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. Adjusted Diluted EPS - The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Performance Ratios - The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders’ equity and adjusted return on average tangible common shareholders’ equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger- related and restructuring charges, incremental operating expenses related to the merger and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Allowance for Loan and Lease Losses and Unamortized Fair Value Mark, and Allowance for Credit Losses and Unamortized Fair Value Mark, as a Percentage of Gross Loans and Leases - Allowance for loan and lease losses and unamortized fair value mark, and allowance for credit losses and unamortized fair value mark, as a percentage of gross loans and leases are non-GAAP measurements of credit reserves that are calculated by adjusting the ALLL or ACL, and loans and leases held for investment by the unamortized fair value mark. Truist's management uses these measures to assess loss absorption capacity. Selected items affecting results are included on slide 7. 3

4

Living Our Purpose

Inspire and Build Better Lives and Communities

Accomplishments

- Announced a $40 million donation to help establish CornerSquare Community Capital, which focuses on providing funding to racially and ethnically diverse small business owners, women, and individuals in LMI communities
- Published first Truist CSR report
- Launched Truist Momentum
- Partnered with EverFi to introduce WORD Force, a learning program created for K-2 students to promote literacy through fun and games, impacting more than 4,300 students at 236 schools
- Completed inaugural reporting under CDP in 2020
- Heritage BB&T reduced energy use by 25% and water use by 10% in 2019
- $15 million invested to reduce energy and water use in facilities

Key Goals

- $60 billion Community Benefits Plan over the next three years
- 15% senior leadership diversity by 2022 (12% in 2019)

Truist Board Diversity



Women & Minorities
45%
Truist
Board
Minorities
6 of 22
Women
7 of 22

BEST PLACES TO WORK 2020 for LGBTQ Equality
100% CORPORATE EQUALITY INDEX

Perfect score of 100 on the Human Rights Campaign Foundation's 2020 Corporate Equality Index

~$32 billion
in home purchase mortgage loans to LMI and minority borrowers and geographies by 2022

$3.5 billion
for Community Reinvestment Act qualified investments (e.g. tax credits, housing bonds) by 2022

OPEN

~$8 billion
in lending to support the growth of small businesses by 2022

~$17 billion
in Community Development Lending by 2022

$65 million
New Markets Tax Credit to support LMI communities by 2022

$210 million
for organizations that support community revitalization by 2022

$1.3 billion
in funded solar loans to date, reaching 75k households

10%
supplier diversity with certified businesses by 2022

TRUIST

5

3Q20 Highlights Summary Income Statement ($ MM) 3Q20 Asset Quality and Capital 3Q20 1 Total taxable-equivalent revenue $5,601 Nonperforming assets as a % of total assets 0.26% Provision for credit losses 421 Net charge-offs as a % of average loans and leases 0.42% Income before income taxes 1,396 Common equity tier 1 capital ratio (CET1)4 10.0% Net income 1,141 Key Points Net income available to common shareholders 1,068 ▪ Strong financial performance included $1.3 billion of adjusted net income or $0.97 per diluted share and adjusted ROTCE of 16.08% Adjusted net income available to common shareholders2,3 1,322 ▪ Strong noninterest-bearing deposit growth and favorable funding mix drove higher core NIM; sequential decrease in average earning assets and GAAP / 2,3 modestly lower reported NIM led to decrease in net interest income 3Q20 Performance Metrics Unadjusted Adjusted ▪ Asset quality ratios remained relatively stable; active client accommodations Diluted earnings per share $0.79 $0.97 reduced significantly ▪ Provision for credit losses was $421 million vs. $844 million in 2Q20 and Return on average assets 0.91% 1.11% included a modest build in the allowance ▪ Solid core fee income sustained by increases in service charges, card and Return on average common equity 6.87% 8.50% payment fees, wealth, and other income ▪ Maintained core expense discipline Return on average tangible common equity2 13.31% 16.08% ▪ CET1 ratio was 10.0% vs. 9.7% in 2Q20; issued $925 million of Series R preferred stock to further improve capital position Efficiency ratio 67.4% 57.3% ▪ Successfully completed first major client-facing conversion - Truist Securities 1 Composed of taxable-equivalent net interest income and noninterest income 2 See non-GAAP reconciliations in the appendix 3 Excludes merger-related and restructuring charges, incremental operating expenses related to the merger and other items noted on slide 7 4 Current quarter regulatory capital information is preliminary 6

Selected Items Affecting 3Q20 Results Item Pre-Tax After-Tax Diluted EPS Impact ($ MM, except per share impact) Securities gains $104 $80 $0.06 Merger-related and restructuring charges ($236) ($181) ($0.13) Incremental operating expenses related to the merger1 ($152) ($115) ($0.08) Charitable contribution ($50) ($38) ($0.03) 1 Includes costs not classified as merger-related and restructuring charges that are also excluded when calculating adjusted disclosures. Refer to the non-GAAP disclosures in the appendix. 7

Loans & Leases

Average Loans & Leases HFI and Loan Yields



$129,803
$171,268
5.02%
$128,164
$193,465
4.21%
$126,744
$183,700
4.06%
1Q20
2Q20
3Q20
Commercial LHFI ($ MM)
Consumer & Card LHFI ($ MM)
Loans HFI yield (%)

Key Points

- Average loans and leases decreased $11.2 billion sequentially driven largely by a reduction in C&I loans, reflecting the pay down of commercial line draws
  - Reductions in residential mortgage and home equity reflect elevated runoff rates due to refinance activity
  - Increases in certain direct and indirect lending categories including growth in LightStream, Sheffield, recreational lending, and prime auto were offset by decreases in other consumer categories
- Loan yields declined 15 bps quarter-over-quarter due to lower purchase accounting accretion and the impact of lower benchmark interest rates

Loans & Leases Held for Investment ($ MM)

Average balances	2Q20	3Q20	Linked Quarter Change
Commercial:			
Commercial and industrial	$152,991	$143,452	($9,539)
CRE	27,804	27,761	(43)
Commercial construction	6,748	6,861	113
Lease financing	5,922	5,626	(296)
Consumer:			
Residential mortgage	52,380	51,500	(880)
Residential home equity and direct	27,199	26,726	(473)
Indirect auto	24,721	24,732	11
Indirect other	11,282	11,530	248
Student	7,633	7,446	(187)
Credit card	4,949	4,810	(139)
Total loans & leases held for investment	**$321,629**	**$310,444**	**($11,185)**

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Deposits Average Deposits & Costs Deposits ($ MM) Linked Average balances 2Q20 3Q20 Quarter $370,818 $372,211 Change $334,649 0.70% Noninterest-bearing deposits $113,875 $123,966 $10,091 0.32% 0.15% Interest checking 97,863 96,707 (1,156) 0.51% Money market and savings 126,071 123,598 (2,473) 0.22% 0.10% Time deposits 33,009 27,940 (5,069) 1Q20 2Q20 3Q20 Total deposits ($ MM) IBD cost (%) Total deposits $370,818 $372,211 $1,393 Total deposit cost (%) Key Points ▪ Average deposits increased $1.4 billion sequentially to $372.2 billion, driven by a $10.1 billion increase in average noninterest-bearing deposits, partially offset by an $8.7 billion decrease in average interest-bearing deposits ▪ Growth in noninterest-bearing deposits reflected the ongoing flight to quality and liquidity provided by government stimulus programs as well as capital market issuances ▪ Noninterest-bearing deposits were 33.3% of total deposits in 3Q20, up from 30.7% in 2Q20 and 27.8% in 1Q20 ▪ Interest-bearing deposits decreased due to the maturity of higher-cost time deposits and lower interest checking and money market and savings balances ▪ 3Q20 average total deposit cost decreased 12 bps to 10 bps; average interest- bearing deposit cost decreased 17 bps to 15 bps 9

Net Interest Income and Interest Rate Sensitivity



Net Interest Income and Margin
$3,687
3.58%
3.06%
$3,479
3.13%
2.67%
$3,391
3.10%
2.72%
1Q20
2Q20
3Q20
Net interest income TE ($ MM)
Reported NIM (%)
Core NIM (%)



Change in Net Interest Income1
-1.44%
-1.94%
-1.24%
-1.62%
+2.68%
+1.84%
+3.43%
+2.39%
Down 50
Down 25
Up 50
Up 100
At 6/30/20
At 9/30/20

Key Points

- Reported net interest margin decreased 3 bps sequentially to 3.10%
  - Purchase accounting accretion contributed 38 bps to the reported NIM compared to 46 bps in 2Q20 and 52 bps in 1Q20
- Core NIM increased 5 bps to 2.72%, reflecting favorable deposit mix changes and lower funding costs as well as lower COVID-19 related deferred interest, partly offset by lower earning asset yields
  - Continued strong growth in noninterest-bearing deposits supplanted decreases in higher-cost deposit categories
  - Deferred interest related to COVID-19 was $21 million versus $52 million in 2Q20; the lower level was a 3 bps benefit to core NIM and reflected continued progress towards a more normal economic environment
  - Purchased ~$5 billion of securities using excess reserves at the Federal Reserve, benefiting the core NIM by 1 bp
- NII sensitivity increased due to reduced fixed rate assets, deposit mix composition, and hedging changes, partly offset by an increase in the investment securities portfolio

TRUIST

1 Market rate increase or decrease scenarios assume a ramped, parallel 25 basis point change per quarter in market interest rates and that market rates floor at 0%

10

Noninterest Income



Noninterest Income & Fee Income Ratio
$1,961
34.9%
$2,423
41.3%
$2,210
39.7%
1Q20
2Q20
3Q20
Noninterest income ($ MM)
Fee income ratio (%)

Key Points

- Adjusted noninterest income was relatively flat sequentially
- Insurance income increased 6.4% year over year, reflecting firmer pricing and strong new business generation; down $63 million from 2Q20 due to seasonality
- Service charges on deposits and card and payment related fees increased $45 million and $29 million, respectively, due to increased incident rates, reduced COVID-19 related fee waivers, and improved card and payment volumes
- Wealth management income increased $35 million primarily due to higher market valuations
- Residential mortgage income decreased $120 million sequentially driven primarily by a $72 million change in net MSR valuation quarter-over-quarter
- Investment banking and trading income decreased $30 million relative to 2Q20; 3Q20 results reflect record investment banking fees and softer trading revenues relative to record trading performance in 2Q20
- Other income increased $80 million sequentially due to $52 million increase in income related to certain post-retirement benefits and $38 million increase in the value of other investments

Noninterest Income ($ MM)	**2Q20**	**3Q20**	**Linked Quarter Change**
Insurance income	$581	$518	($63)
Service charges on deposits	202	247	45
Wealth management income	289	324	35
Card and payment related fees	171	200	29
Residential mortgage income	341	221	(120)
Investment banking and trading income	274	244	(30)
Operating lease income	83	72	(11)
Income from bank-owned life insurance	45	46	1
Lending related fees	66	77	11
Commercial real estate related income	49	55	6
Securities gains (losses)	300	104	(196)
Other income (loss)	22	102	80
Total noninterest income	**$2,423**	**$2,210**	**($213)**
Adjusted noninterest income[1]	**$2,123**	**$2,106**	**($17)**

1 Excludes securities gains (losses)

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Noninterest Expense & Efficiency



Noninterest Expense & Efficiency
$3,431
61.1%
54.6%
$3,878
66.1%
55.8%
$3,755
67.4%
57.3%
1Q20
2Q20
3Q20
Total noninterest expense ($ MM)
GAAP efficiency (%)
Adjusted efficiency (%)

Key Points

- Noninterest expense decreased $123 million vs. 2Q20, reflecting $235 million of losses on debt extinguishment and higher intangibles amortization in 2Q20; 3Q20 results include:
  - $50 million charitable contribution
  - $50 million increase in merger-related charges and operating expenses
- Excluding the above items, adjusted noninterest expense increased $20 million from the prior quarter due primarily to increased personnel expense and marketing costs
- 3Q20 personnel expense reflects a $51 million increase in non-qualified plan costs (offset in other income), increased medical costs, a pension expense adjustment, and reduced labor cost capitalization
- Average FTEs decreased by 769 from the prior quarter

Noninterest Expense ($ MM)

	2Q20	3Q20	Linked Quarter Change
Personnel expense	$2,008	$2,058	$50
Net occupancy expense	243	233	(10)
Professional fees and outside processing	289	323	34
Software expense	216	221	5
Equipment expense	120	127	7
Marketing and customer development	56	75	19
Operating lease depreciation	77	56	(21)
Loan-related expense	56	59	3
Amortization of intangibles	178	170	(8)
Regulatory costs	30	34	4
Merger-related and restructuring charges	209	236	27
Loss (gain) on early extinguishment of debt	235	—	(235)
Other expense	161	163	2
Total noninterest expense	**$3,878**	**$3,755**	**($123)**
Adjusted noninterest expense[1]	**$3,127**	**$3,147**	**$20**

TRUIST

1 Excludes merger-related charges, amortization of intangibles, loss on early extinguishment of debt and selected items in the Quarterly Performance Summary

12

Asset Quality



Net Charge-offs and Provision
$893
$844
0.36%
$272
0.39%
$316
0.42%
$326
$421
1Q20
2Q20
3Q20
Net charge-offs ($ MM)
Provision
NCOs as % of avg. loans and leases



Nonperforming Assets
$1,177
0.23%
$1,252
0.25%
$1,314
0.26%
1Q20
2Q20
3Q20
Nonperforming assets ($ MM)
NPAs as a % of total assets



ALLL for Loans & Leases to Net Charge-offs
4.76x
4.49x
4.52x
1Q20
2Q20
3Q20



Loss Absorbency
$8,750
2.71%
$5,211
1.63%
$8,779
2.76%
$5,702
1.81%
$8,539
2.76%
$5,863
1.91%
1Q20
2Q20
3Q20
ALLL ($ MM)
ALLL + unamortized loan marks ($ MM)
ALLL as % of loans and leases
ALLL + unamortized loan marks as % of gross loans and leases[1]

Key Points

- Asset quality ratios were relatively stable vs. 2Q20
  - Nonperforming loans as a % of loans and leases were 0.37%, up 2 bps
  - Nonperforming assets as a % of total assets increased 1 bp to 0.26%
  - Annualized net charge-offs as a % of average loans and leases increased 3 bps to 0.42%
    - 3Q20 net charge-offs include $97 million related to PCD loans associated with the implementation of CECL
    - Excluding these additional net charge-offs, the net charge-off ratio was 0.29%, representing a 10 bps decrease from 2Q20
  - Allowance coverage of annualized net-charge-offs was 4.52x, up slightly
  - Allowance coverage for nonperforming loans and leases 5.22x, down slightly
- The provision for credit losses totaled $421 million in 3Q20, reflecting $95 million of reserve build

1 ALLL + unamortized loan marks as % of gross loans and leases is a non-GAAP measure. See non-GAAP reconciliations in the attached appendix.

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Selected Credit Exposures

A Highly Diversified Portfolio

as of 9/30/20	Outstandings ($ B)	% of Total Loans HFI
Hotels, Resorts & Cruise Lines*	$6.8	2.2 %
Senior Care	6.0	2.0
Oil & Gas Portfolio	5.2	1.7
Acute Care Facilities	4.7	1.5
Restaurants	2.9	1.0
Sensitive Retail	2.3	0.7
Total	$27.9	9.1 %

*Hotel exposures include REITs, real estate secured and Grandbridge

Additional exposures

as of 9/30/20	Outstandings ($ B)	% of Total Loans HFI
Leveraged Lending	$8.6	2.8 %
Small Secured Real Estate**	4.6	1.5

**Small CRE <=$2MM based on exposure

Key Points

- Loan balances for COVID-sensitive industries decreased 7.3% or $2.2 billion from 2Q20, ending at $27.9 billion
  - Total outstandings include $1.5 billion of PPP loans
- Hotels, Resort & Cruise Lines reported an $894 million decrease driven by pay downs and loan sales
- Oil & Gas Portfolio outstandings were also down quarter over quarter, reporting an overall $671 million or 12% decrease, mainly from midstream
- Sensitive Retail and Restaurants loan balances decreased by 20.2% and 8.6%, respectively
- Leveraged Lending balances totaled $8.6 billion, reflecting a 9.5% decrease quarter over quarter
  - $1.5 billion reflected in the COVID-sensitive industries above
- Small CRE totaled $4.6 billion in outstandings; largest concentrations in retail, single family residential, and office (representing 26%, 24%, and 17%, respectively)
  - $0.2 billion reflected in COVID-sensitive industries above

Note: Industry exposures are based on systemic industry assignments (NAICS) at the borrower level

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14

Client Accommodations 1 COVID-19 Payment Relief Program Trends Key Points ▪ Payment relief programs include forbearance, deferrals, extensions, and re-agings • Payment relief programs allow clients to defer payments without late fees being incurred, but with finance charges generally continuing to accrue; the period over which payments can be deferred is typically up $21,204 to 90 days, but can be extended under certain circumstances • Active accommodations declined significantly from 2Q20 to 3Q20 as initial payment relief terms expired and were not renewed by borrowers ▪ Of the borrowers who exited commercial and consumer payment relief programs in place at the beginning of the quarter, 98.0% and 94.5%, $692 respectively, either paid off their loan balances or are in current status $11,291 $6,166 2Q20 3Q20 Consumer & Card Commercial 1 Reflects active accommodations as of period end Consumer accommodations exclude government guaranteed student and government guaranteed mortgage loans as well as GNMA early buyouts 15

Allowance for Credit Losses Key Points Allowance for Credit Losses ($ in MM) Highlights ▪ 3Q20 ACL of $6.2 billion or 2.03% of total LHFI; $96 million increase from 2Q20; excluding PPP loans, ACL was 2.12% $6,133 $6,229 ▪ Modest reserve build reflects continued monitoring of clients’ financial position and associated re-grading actions as well as uncertainty related to performance after the $5,611 expiration of relief packages and pandemic concerns 2.03% Methodology / Assumptions 1.95% ▪ Estimation process included the use of multiple vended economic scenarios ▪ Extended recovery of GDP through the two-year reasonable and supportable forecast 1.76% period ▪ Unemployment rate remains in high single digits through mid-2021 followed by continued improvement through the remaining reasonable and supportable forecast period ▪ Other considerations included: • Adjustments to address model limitations arising from unprecedented economic conditions and forecasts • Imprecision adjustment informed by alternative economic scenarios • Assessments of government relief packages and payment accommodations on 1Q20 2Q20 3Q20 expected losses • Results from recent SNC review and sensitivity of COVID-impacted industries % of ACL to total LHFI • Observations from monitoring clients’ payment capacity and performance 16

Capital Position Capital Ratios Key Points ▪ CET1 ratio increased to 10.0% from 9.7% in 2Q20 (9.4% on a fully 14.6% phased-in basis) 14.0% ▪ Issued $925 million of Series R preferred stock during 3Q20 to 12.7% 12.2% further strengthen Truist’s capital position 11.6% 10.5% ▪ Tier 1 capital ratio increased to 12.2% from 11.6% and the total 10.0% capital ratio increased to 14.6% from 14.0% in 2Q20 9.3% 9.7% ▪ Truist’s Stress Capital Buffer (SCB) of 270 bps took effect on October 1, 2020, and remains in effect through September 30, 2021 when a revised SCB will be provided ▪ Truist will resubmit its capital plan in early November 2020, consistent with the Federal Reserve’s industry-wide mandate ▪ Truist’s dividend and total payout ratios for 3Q20 were 56.8% ▪ Tangible common equity per share was $26.63, up 2.7% from $25.93 at December 31, 2019 1Q20 2Q20 3Q20 Common equity Tier 1 Tier 1 Total Current quarter regulatory capital information is preliminary 17

Liquidity Position Category III Reduced LCR & HQLA Key Points ▪ Liquidity ratios remain strong 117% 117% 116% ▪ Average LCR was 117% for 3Q20 ▪ Liquid asset buffer was 18.6% at September 30, 2020 $79.5 $79.9 ▪ Access to secured funding sources remains robust, with $224.9 billion of cash, securities, and secured borrowing capacity $74.2 ▪ Strong parent company cash with 22 months of stress capacity 1Q20 2Q20 3Q20 LCR HQLA ($ B)1 Truist Corporation ($ in B) Parent company cash $14.0 Months of stress capacity2 22 Truist Bank ($ in B) FRB reserve balance $32.6 Investment portfolio (market value)3 86.1 Discount window capacity (none drawn) 51.8 FHLB available capacity 54.4 Total $224.9 1 Total weighted average HQLA 2 Stress capacity measures ability to cover contractual and expected outflows including dividends with no inflows 3 Includes $19.2 billion of encumbered securities 18

Digital Acceleration

Digital Commerce Growth


390.3K
474.1K
Aug-19
Aug-20

21% growth in digital sales

Active Mobile App Users


3.58MM
3.86MM
Aug-19
Aug-20

8% growth in active users

Mobile Check Deposit Activity


1,456K
1,785K
Aug-19
Dec-19
Apr-20
Aug-20

23% growth in transactions

Accounts With Paperless Adoption


8.00MM
8.41MM
Aug-19
Dec-19
Apr-20
Aug-20

5% growth in statement suppressions

Digital Accolades

Javelin's 14th annual Mobile Banking Scorecard evaluates 25 of the top U.S. financial institutions to identify the leaders in digital banking

2020 Mobile Banking Scorecard

BB&T was recognized as a Leader in "Ease of Use" and "Financial Fitness"

2020 Online Banking Scorecard

BB&T was recognized as a leader in "Financial Fitness"; SunTrust was recognized as a leader in "Ease of Use"

Results reflect combined transactions and accounts from BB&T and SunTrust
Digital commerce defined as products delivered through digital applications
Active users reflects clients that have logged in using the mobile app over the prior 90 days; clients using mobile app at both organizations were counted only once

TRUIST

19

Cost Savings Provide Investment Capacity and Performance Advantage $1.6B in net Cost saves Performance Best-in-class adjusted cost saves ROTCE and efficiency ratio over the medium term Investments Increased investments in digital, marketing, talent, and technology 20

Merger Update Truist Securities August 2020 The corporate and investment banking businesses of BB&T and SunTrust have been integrated and Completed branch divestiture Unveiled Truist Corporate Social Responsibility Report are now doing business as Truist Securities Value to Clients ▪ Extensive range of strategic advisory and Announced Truist Ventures Launched dual service capital markets capabilities to support needs branch pilots of growth-oriented companies and institutional investors ▪ A broad national presence, financial strength and commitment to innovation afford greater Testing initiated for early client Completed end-to-end Truist capacity to serve as a lead advisor to clients conversions in Wealth and Securities conversion ▪ Culture of putting our clients’ objectives and Mortgage best interests first, backed by a commitment to provide clients with a better experience and better results 2121

Value Proposition Purpose-driven: Committed to inspire and build better lives and communities Growing earnings stream with less volatility relative to Exceptional franchise with diverse Uniquely positioned to deliver Strong capital and liquidity with resilient peers over the products, services, and markets best-in-class efficiency and returns risk profile enhanced by the merger long-term while investing in the future ▪ Sixth-largest commercial bank in the ▪ Continued confidence in achieving ▪ Prudent and disciplined risk and U.S. $1.6 billion of net cost savings financial management ▪ Strong market share in vibrant, fast- ▪ Highly complementary businesses ▪ Conservative risk culture; leading growing MSAs throughout the and expanded client base combine to credit metrics; among the highest- Southeast and Mid-Atlantic and a yield revenue synergies rated large banks growing national presence ▪ Returns and capital buoyed by ▪ Diversification benefits arising from ▪ Comprehensive business mix with purchase accounting accretion the merger distinct capabilities in traditional ▪ Meaningful investments in innovative ▪ Stress test well banking, capital markets and insurance technologies, teammates, marketing, ▪ Strong capital and liquidity support ▪ Better together: “Best of breed” talent, and advertising flight to quality technology, strategy, and processes ▪ Defensive balance sheet insulated by purchase accounting marks, combined with CECL credit reserves 22

Appendix

Consumer Banking & Wealth

Represents performance for Retail Community Banking, Wealth, Mortgage Banking, Dealer Retail Services and National Consumer Finance & Payments

		2Q20	3Q20
Income Statement ($ MM)	Net interest income	$2,160	$2,194
	Provision for credit losses	270	181
	Noninterest income	1,006	990
	Noninterest expense	1,972	1,934
	Pre-tax income	924	1,069
	Segment net income	706	817
Balance Sheet ($ B)	Average loans[(1)]	$140.0	$139.5
	Average deposits	218.9	223.9
Other Key Metrics	Mortgages serviced for others ($ B)[(2)]	$209.1	$198.9
	Branches	2,916	2,884
	ATMs	4,354	4,237

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

Key Points

- Branch divestiture arising from the merger completed in 3Q20; $425 million in loans and leases and $2.2 billion in deposits were divested as part of this transaction
- Noninterest income decreased $16 million, or 2% from 2Q20, primarily driven by an MSR fair value adjustment due to elevated prepayment speeds, partially offset by higher client activity and market valuations increasing wealth fees
- Noninterest expense decreased $38 million, or 2% from 2Q20, primarily due to lower personnel expenses, merger related expenses, and amortization of intangibles related to the merger, partially offset by higher professional service fees and loan-related expenses due to increased client activity
- Average loans held for investment decreased $547 million from 2Q20, primarily due to lower residential mortgage, home equity and direct consumer, student lending, and credit card, partially offset by increased mortgage warehouse lending, LightStream, and Sheffield
- Average deposits increased $5.0 billion, or 2% from 2Q20, primarily due to economic stimulus payments related to COVID-19 and continued flight to quality
- 3Q20 average total deposit cost decreased 10 bps to 12 bps; average interest-bearing deposit cost decreased 13 bps to 17 bps

TRUIST

A-1

Corporate & Commercial Banking Represents performance for Commercial Community Banking, Corporate & Investment Banking and CIG – Real Estate 2Q20 3Q20 Key Points ▪ Integrated the heritage corporate and investment banking businesses to Net interest income $1,290 $1,276 form Truist Securities ▪ Noninterest income decreased $12 million, or 2% from 2Q20, driven by Provision for credit losses 534 311 lower trading income, partially offset by higher deposit service charges, investment banking income, lending related fees, and commercial real estate related income Noninterest income 621 609 ▪ Noninterest expense decreased $37 million, or 4% from 2Q20, due to lower expenses related to the merger and operating lease depreciation, Noninterest expense 880 843 partially offset by higher personnel expense due to the impact of Income Statement ($ MM) capitalized salaries related to PPP loans in the prior quarter Pre-tax income 497 731 ▪ Average loans held for investment decreased $11.1 billion, or 6% from 2Q20, due primarily to continued repayments on drawn revolvers ▪ Average deposits were flat relative to 2Q20 Segment net income 405 583 ▪ 3Q20 average total deposit cost decreased 12 bps to 2 bps; average interest-bearing deposit cost decreased 21 bps to 3 bps Average loans(1) $178.9 $167.8 ($ B) Average deposits 139.5 139.5 Balance Sheet (1) Excludes loans held for sale A-2

Insurance Holdings

Represents performance for Retail and Wholesale Insurance businesses and Premium Finance

		3Q19	3Q20
Income Statement ($ MM)	Net interest income	$28	$24
	Noninterest income	491	524
	Total revenue	519	548
	Provision for credit losses	2	—
	Noninterest expense	435	446
	Pre-tax income	82	102
	Segment net income	61	77
Performance ($ MM)	Y-o-Y organic revenue growth	8.7%	5.3%
	Net acquired revenue	$2	$4
	Performance based commissions	13	15
	Adjusted EBITDA(1)	111	123
	Adjusted EBITDA margin(1)	21.4%	22.4%

Key Points

- 3Q organic growth driven by continued market firming, shrinking capacity, and stable exposure units
- 3Q new business up 8.4% due to strong demand in Wholesale as market pushes more risk to excess and surplus lines
- Low interest rates and elevated catastrophe activity likely to keep market firm
- Margin expansion driven by travel-related savings and prudent expense control

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST

A-3

Allowance and Fair Value Marks Information ($ MM) Loans and Leases RUFC Total Allowance - End of period $ 5,863 $ 366 $ 6,229 Unamortized fair value mark(1) 2,676 — 2,676 Allowance plus unamortized fair value mark $ 8,539 $ 366 $ 8,905 Loans and leases held for investment $ 306,627 $ — $ 306,627 Unamortized fair value mark(1) 2,676 — 2,676 Gross loans and leases $ 309,303 $ — $ 309,303 ALLL and ACL as a percentage of loans and leases - GAAP 1.91% 2.03 % ALLL and ACL and unamortized fair value mark as a percentage of gross loans and leases - adjusted (1)(2) 2.76 2.88 (1) Unamortized fair value mark includes credit, interest rate and liquidity components. (2) Allowance for loan and lease losses and unamortized fair value mark, and allowance for credit losses and unamortized fair value mark, as a percentage of gross loans and leases are non-GAAP measurements of credit reserves that are calculated by adjusting the ALLL or ACL, and loans and leases held for investment by the unamortized fair value mark. Truist's management uses these measures to assess loss absorption capacity. A-4

Purchase Accounting Summary[1]

($ MM)

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Loans and Leases[2]				
Beginning balance unamortized fair value mark	$ (3,077)	$ (3,539)	$ (4,564)	$ (221)
Additions - Merger with SunTrust	—	—	—	(4,513)
Accretion	367	440	454	170
CECL adoption - reserves on PCD assets	—	—	378	—
Purchase accounting adjustments and other activity	34	22	193	—
Ending balance	$ (2,676)	$ (3,077)	$ (3,539)	$ (4,564)
Core deposit and other intangible assets				
Beginning balance	$ 3,016	$ 3,168	$ 3,142	$ 678
Additions - Merger with SunTrust	—	—	—	2,535
Amortization	(170)	(178)	(165)	(71)
Amortization in net occupancy expense	(6)	(6)	(5)	—
Purchase accounting adjustments and other activity	—	32	196	—
Ending balance	$ 2,840	$ 3,016	$ 3,168	$ 3,142
Deposits[3]				
Beginning balance unamortized fair value mark	$ (37)	$ (54)	$ (76)	$ —
Additions - Merger with SunTrust	—	—	—	(83)
Amortization	11	17	22	7
Ending balance	$ (26)	$ (37)	$ (54)	$ (76)
Long-Term Debt[3]				
Beginning balance unamortized fair value mark	$ (262)	$ (285)	$ (312)	$ (10)
Additions - Merger with SunTrust	—	—	—	(309)
Amortization	24	23	27	7
Ending balance	$ (238)	$ (262)	$ (285)	$ (312)

(1) Includes the merger with SunTrust, as well as other acquisitions. This summary includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

TRUIST

A-5

4Q20 - 2Q21 Preferred Stock Projected Dividends Truist Preferred Outstandings ($ MM) 4Q20 1Q21 2Q21 Series F $450.0 $5.9 $5.9 $5.9 Series G $500.0 6.5 6.5 6.5 Series H $465.0 6.5 6.5 6.5 Series I $172.5 Greater of 3ML+0.53% or 4% Series J $101.5 Greater of 3ML+0.645% or 4% Series L $750.0 18.9 — 18.9 Series M $500.0 12.8 — 12.8 Series N $1,700.0 — 40.8 — Series O $575.0 7.5 7.5 7.5 Series P $1,000.0 24.8 — 24.8 Series Q $1,000.0 — 25.5 — Q catch-up 1Q21 only n/a 10.2 — Series R $925.0 11.0 11.0 11.0 R catch-up 4Q20 only 3.4 — — Estimated dividends based on current interest rates and amounts outstanding ($ MM) $100.1 $116.7 $96.7 3ML = 3-month LIBOR. Estimates assume an average LIBOR rate of 0.23% for 4Q20-2Q21. Actual 3ML could vary significantly causing dividend payments to differ from the estimates shown above. A-6

Non-GAAP Reconciliations

Non-GAAP Reconciliations

Diluted EPS

($ MM, except per share data, shares in thousands)

	Quarter Ended				
	Sept. 30 2020	June 30 2020	March 31 2020	Dec. 31 2019	Sept. 30 2019
Net income available to common shareholders - GAAP	$ 1,068	$ 902	$ 986	$ 702	$ 735
Merger-related and restructuring charges	181	160	82	176	26
Securities (gains) losses	(80)	(230)	2	90	—
Loss on extinguishment of debt	—	180	—	—	—
Incremental operating expenses related to the merger	115	99	57	79	40
Charitable contribution	38	—	—	—	—
Corporate advance write off	—	—	—	1	—
(Gain) loss on loan portfolio sale	—	—	—	17	(3)
Redemption of preferred shares	—	—	—	—	46
Allowance release related to loan portfolio sale	—	—	—	(19)	(12)
Net income available to common shareholders - adjusted	$ 1,322	$ 1,111	$ 1,127	$ 1,046	$ 832
Weighted average shares outstanding - diluted	1,358,122	1,355,834	1,357,545	934,718	775,791
Diluted EPS - GAAP	**$ 0.79**	**$ 0.67**	**$ 0.73**	**$ 0.75**	**$ 0.95**
Diluted EPS - adjusted[1]	**0.97**	**0.82**	**0.83**	**1.12**	**1.07**

(1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-8

Non-GAAP Reconciliations

Efficiency Ratio

($ MM)

	Quarter Ended				
	Sept. 30 2020	June 30 2020	March 31 2020	Dec. 31 2019	Sept. 30 2019
Efficiency ratio numerator - noninterest expense - GAAP	$ 3,755	$ 3,878	$ 3,431	$ 2,575	$ 1,840
Merger-related and restructuring charges, net	(236)	(209)	(107)	(223)	(34)
Gain (loss) on early extinguishment of debt	—	(235)	—	—	—
Incremental operating expense related to the merger	(152)	(129)	(74)	(101)	(52)
Amortization of intangibles	(170)	(178)	(165)	(71)	(29)
Charitable contribution	(50)	—	—	—	—
Corporate advance write off	—	—	—	(2)	—
Efficiency ratio numerator - adjusted	$ 3,147	$ 3,127	$ 3,085	$ 2,178	$ 1,725
Efficiency ratio denominator - revenue[(1)] - GAAP	$ 5,572	$ 5,871	$ 5,611	$ 3,625	$ 3,003
Taxable equivalent adjustment	29	31	37	25	23
Securities (gains) losses	(104)	(300)	2	116	—
(Gain) loss on loan portfolio sale	—	—	—	22	(4)
Efficiency ratio denominator - adjusted	$ 5,497	$ 5,602	$ 5,650	$ 3,788	$ 3,022
Efficiency ratio - GAAP	**67.4 %**	**66.1 %**	**61.1 %**	**71.0 %**	**61.3 %**
Efficiency ratio - adjusted[(2)]	**57.3**	**55.8**	**54.6**	**57.5**	**57.1**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-9

Non-GAAP Reconciliations

Calculations of tangible common equity and related measures

($ MM, except per share data, shares in thousands)

	As of / Quarter Ended				
	Sept. 30 2020	June 30 2020	March 31 2020	Dec. 31 2019	Sept. 30 2019
Common shareholders' equity	$ 61,819	$ 61,634	$ 61,295	$ 61,282	$ 29,177
Less: Intangible assets, net of deferred taxes	25,923	26,083	26,263	26,482	10,281
Tangible common shareholders' equity[(1)]	$ 35,896	$ 35,551	$ 35,032	$ 34,800	$ 18,896
Outstanding shares at end of period	1,348,118	1,347,609	1,347,461	1,342,166	766,303
Common shareholders' equity per common share	**$ 45.86**	**$ 45.74**	**$ 45.49**	**$ 45.66**	**$ 38.07**
Tangible common shareholders' equity per common share[(1)]	**26.63**	**26.38**	**26.00**	**25.93**	**24.66**
Net income available to common shareholders	$ 1,068	$ 902	$ 986	$ 702	$ 735
Plus amortization of intangibles, net of tax	130	137	126	57	22
Tangible net income available to common shareholders[(1)]	$ 1,198	$ 1,039	$ 1,112	$ 759	$ 757
Average common shareholders' equity	$ 61,804	$ 61,484	$ 60,224	$ 38,031	$ 29,040
Less: Average intangible assets, net of deferred taxes	25,971	26,161	26,429	14,760	10,298
Average tangible common shareholders' equity[(1)]	$ 35,833	$ 35,323	$ 33,795	$ 23,271	$ 18,742
Return on average common shareholders' equity	**6.87 %**	**5.90 %**	**6.58 %**	**7.33 %**	**10.04 %**
Return on average tangible common shareholders' equity[(1)]	**13.31**	**11.83**	**13.23**	**12.91**	**16.03**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-10

Non-GAAP Reconciliations Performance Ratios ($ MM) Quarter Ended Sept. 30, 2020 Return on Average Return on Average Return on Average Common Tangible Common Assets Shareholders’ Equity Shareholders’ Equity2 Net income - GAAP $ 1,141 Net income available to common shareholders - GAAP $ 1,068 $ 1,068 Merger-related and restructuring charges 181 181 181 Securities (gains) losses (80) (80) (80) Incremental operating expenses related to the merger 115 115 115 Charitable contribution 38 38 38 Amortization — — 130 Numerator - adjusted(1) $ 1,395 $ 1,322 $ 1,452 Average assets $ 500,826 Average common shareholders' equity — $ 61,804 $ 61,804 Plus: Estimated impact of adjustments on denominator — 128 128 Less: Average intangible assets, net of deferred taxes — — 25,971 Denominator - adjusted(1) $ 500,826 $ 61,932 $ 35,961 Reported ratio 0.91% 6.87% 13.31 % Adjusted ratio 1.11 8.50 16.08 (1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk. These measures are not necessarily comparable to similar measures that may be presented by other companies. (2) Tangible common equity is a non-GAAP measure. The reconciliation for this measure is on page A-10. A-11

Non-GAAP Reconciliations

Core NIM

($ MM)

	Quarter Ended		
	Sept. 30 2020	June 30 2020	March 31 2020
Net interest income - GAAP	$ 3,362	$ 3,448	$ 3,650
Taxable-equivalent adjustment	29	31	37
Net interest income - taxable-equivalent	3,391	3,479	3,687
Accretion of mark on acquired loans	(367)	(440)	(454)
Accretion of mark on acquired liabilities	(35)	(40)	(49)
Accretion of mark on securities acquired from FDIC	—	(3)	(3)
Net interest income - core[1]	$ 2,989	$ 2,996	$ 3,181
Average earning assets - GAAP	$ 435,394	$ 446,825	$ 413,533
Average balance - mark on acquired loans	2,918	3,297	3,759
Average balance - mark on securities acquired from FDIC	—	300	336
Average earning assets - core[1]	$ 438,312	$ 450,422	$ 417,628
Annualized net interest margin:			
Reported - taxable-equivalent	**3.10 %**	**3.13 %**	**3.58 %**
Core[1]	**2.72**	**2.67**	**3.06**

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust, Susquehanna, National Penn and Colonial Bank are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-12

Non-GAAP Reconciliations Insurance Holdings Adjusted EBITDA ($ MM) Quarter Ended Sept. 30 Sept. 30 2020 2019 Segment net interest income $ 24 $ 28 Noninterest income 524 491 Total revenue $ 548 $ 519 Segment net income (loss) - GAAP $ 77 $ 61 Provision (benefit) for income taxes 25 21 Depreciation & amortization 18 20 EBITDA 120 102 Merger-related and restructuring charges, net 3 1 Incremental operating expenses related to the merger — 8 Adjusted EBITDA(1) $ 123 $ 111 Adjusted EBITDA(1) margin 22.4% 21.4% (1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A-13

Non-GAAP Reconciliations Allowance with Fair Value Marks ($ MM) As of/For the Quarter Ended Sept. 30 June 30 March 31 Dec. 31 2020 2020 2020 2020 ALLL $ 5,863 $ 5,702 $ 5,211 $ 1,549 Unamortized fair value mark (1) 2,676 3,077 3,539 4,564 Allowance plus unamortized fair value mark $ 8,539 $ 8,779 $ 8,750 $ 6,113 Loans and leases held for investment $ 306,627 $ 314,825 $ 319,229 $ 299,842 Unamortized fair value mark (1) 2,676 3,077 3,539 4,564 Gross loans and leases $ 309,303 $ 317,902 $ 322,768 $ 304,406 Allowance for loan and lease losses as a percentage of loans and leases - GAAP 1.91% 1.81% 1.63% 0.52 % Allowance for loan and lease losses and unamortized fair value mark as a percentage of gross loans and leases - Adjusted (1) (2) 2.76% 2.76% 2.71% 2.01% (1) Unamortized fair value mark includes credit, interest rate and liquidity components. (2) Allowance for loan and lease losses and unamortized fair value mark, and allowance for credit losses and unamortized fair value mark, as a percentage of gross loans and leases are non-GAAP measurements of credit reserves that are calculated by adjusting the ALLL or ACL, and loans and leases held for investment by the unamortized fair value mark. Truist's management uses these measures to assess loss absorption capacity. A-14

To inspire and build better lives and communities